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                                                                      EXHIBIT 21

            LIST OF SUBSIDIARIES OF COEUR D'ALENE MINES CORPORATION

     The following subsidiaries of Coeur d'Alene Mines Corporation, are wholly owned unless otherwise stated.

          NAME OF SUBSIDIARY                 STATE OF INCORPORATION
---------------------------------------    --------------------------
Coeur Rochester, Inc.                           Delaware
Coeur Bullion                                   Idaho
Coeur Explorations, Inc.                        Idaho
Coeur Alaska, Inc.                              Delaware
CDE Chilean Mining Corporation                  Delaware
Callahan Mining Corporation                     Arizona
Silver Valley Resources Corporation             Delaware (50% owned)
Compania Minera CDE Fachinal Limitada           Chile

     The following is a list of the subsidiaries of Callahan Mining Corporation:

                                         STATE OF        PERCENTAGE
        NAME OF SUBSIDIARY            INCORPORATION     OF OWNERSHIP
----------------------------------    --------------    ------------
Coeur New Zealand, Inc.                  Delaware            100%
Pinnacle Exploration, Inc.               Colorado           87.2%